EXHIBIT 99.2

I, Garry M. Anderly, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Nortech Systems Incorporated on Form 10-Q for the fiscal quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nortech Systems Incorporated.

By:	/s/ Garry M. Anderly
Garry M. Anderly
Principal Financial Officer and Principal Accounting Officer
Nortech Systems Incorporated